                             SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.        )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))

[ X ] Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or  (S) 240.14a-12

                                 ZONAGEN INC.
                -----------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    -----------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:

           _____________________________________________________________________

       2)  Aggregate number of securities to which transaction applies:

           _____________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           _____________________________________________________________________

       4)  Proposed maximum aggregate value of transaction:

           _____________________________________________________________________

       5)  Total fee paid:

           _____________________________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

           _________________________________________________

       2)  Form, Schedule or Registration Statement No.:

           _________________________________________________

       3)  Filing Party:

           _________________________________________________

       4)  Date Filed:

           _________________________________________________

                                 ZONAGEN, INC.
                        2408 TIMBERLOCH PLACE, SUITE B-4
                          THE WOODLANDS, TEXAS  77380



                                  May 12, 1997



TO OUR STOCKHOLDERS:

   You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Zonagen, Inc. to be held on Wednesday, June 18, 1997, at 1:00 p.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas. A Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

   We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in the Company's business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

    We look forward to seeing you on June 18, 1997.


                                         Sincerely,



                                         Joseph S. Podolski
                                         President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1997


To the Stockholders of Zonagen, Inc.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Zonagen, Inc. (the "Company") will be held on Wednesday, June 18, 1997, at 1:00 p.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, for the following purposes:

       1. To elect a board of eight directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

       2. To vote upon a proposal to approve the Zonagen, Inc. 1996 Nonemployee Directors' Option Plan;

       3. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1997; and

       4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on May 9, 1997 will be entitled to notice of and to vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.


                                         By Order of the Board of Directors,


                                         Louis Ploth, Jr.
                                         Secretary

The Woodlands, Texas
May 12, 1997

                                 ZONAGEN, INC.
                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380

                           --------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                            TO BE HELD JUNE 18, 1997



                    SOLICITATION AND REVOCABILITY OF PROXIES

   The accompanying Proxy is solicited by the Board of Directors of Zonagen, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 18, 1997 (the "Annual Meeting"), at 1:00 p.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the Proxy confers discretionary authority to the persons named in the Proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

   Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Zonagen, Inc., 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

   The principal executive offices of the Company are located at 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company's stockholders on or about May 12, 1997.

   In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

   All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of Proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                            PURPOSES OF THE MEETING

   At the Annual Meeting, the Company's stockholders will be asked to consider and act upon the following matters:

      1. The election of a board of eight directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

      2. A proposal to approve the Zonagen, Inc. 1996 Nonemployee Directors' Stock Option Plan;

      3. A proposal to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1997; and

      4. Such other business as may properly come before the meeting or any adjournments thereof.


                               QUORUM AND VOTING

     The close of business on May 9, 1997 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 7,395,409 shares of the Company's common stock, par value $.001 share (the "Common Stock"), each share being entitled to one vote per share, and 908,201 shares of the Company's Series B Preferred Stock, par value $.001 per share (the "Preferred Stock"). The shares of Preferred Stock have voting rights on all matters subject to a vote of the holders of the Common Stock on an as-converted basis. As of the Record Date, the shares of Preferred Stock are entitled to an aggregate of 1,370,838 votes upon each of the matters to be voted on at the Annual Meeting. The total number of votes that may be cast at the Annual Meeting is 8,766,247.

     The presence, either in person or by proxy, of holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of shares representing a majority of the votes present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

     All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by Harris Trust & Savings Bank, the Company's transfer agent and registrar.

                              PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

     The Board of Directors has nominated and urges you to vote for the election of the eight nominees identified below, who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all nominees unless stockholders specify otherwise in their Proxies.

     If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR ELECTION AS DIRECTORS

     The names of the nominees for election as directors, and certain additional information with respect to each of them, are set forth below.


                                                               YEAR FIRST BECAME
           NAME              AGE   POSITION WITH THE COMPANY       DIRECTOR
---------------------------  ---  ---------------------------  -----------------
Martin P. Sutter              42     Chairman of the Board                  1987
Joseph S. Podolski            49  President, Chief Executive                1992
                                     Officer, and Director
Steven Blasnik                39           Director                         1990
James L. Currie               60           Director                         1996
Timothy McInerney, R.Ph.      36           Director                         1996
David B. McWilliams           54           Director                         1989
David W. Ortlieb              66           Director                         1990
Allan D. Rudzik               62           Director                         1994


     Martin P. Sutter. Mr. Sutter, a co-founder of the Company, has served as Chairman of the Board of Directors since December 1987. Since July 1988, Mr. Sutter has been the Managing General Partner of The Woodlands Venture Partners, L.P., a venture capital firm based in The Woodlands, Texas, and the General Partner of The Woodlands Venture Fund, L.P., one of the Company's principal stockholders. In addition, Mr. Sutter has been a General Partner of Essex Woodlands Health Ventures, L.P. since September 1994. From January 1985 to July 1988, he served as President of The Woodlands Venture Capital Company. Mr. Sutter is the Chairman of the Board of Directors of Aronex Pharmaceuticals, Inc., a biotechnology company based in The Woodlands, Texas, and a director of Targeted Genetics Corporation. He has a B.S. degree from Louisiana State University and an M.B.A. from the University of Houston.

     Joseph S. Podolski. Mr. Podolski joined the Company in 1989 and has served as President and Chief Executive Officer of the Company and as a Director since July 1992. From 1977 to 1989, Mr. Podolski held several engineering, product development and manufacturing positions with Monsanto Company, most recently as Director of Manufacturing for a significant product line. Before Monsanto, Mr. Podolski spent eight years at Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products. Mr. Podolski has a Bachelor's Degree in chemistry and a Master's Degree in chemical engineering from Illinois Institute of Technology.

     Steven Blasnik. Mr. Blasnik has served as a Director of the Company since April 1990. Since 1987, Mr. Blasnik has been employed by the Perot Group and is currently President of Perot Investments, Inc., an investment firm owned by Ross Perot. From 1983 to 1987, Mr. Blasnik was an attorney at Hughes & Luce in Dallas, Texas. Mr. Blasnik has a B.S.E. degree from Princeton University and a J.D. degree from Harvard Law School.

     James L. Currie. Mr. Currie has served as a Director of the Company since December 1996. Mr. Currie has been Managing General Partner of Essex Venture Partners, L.P., a venture capital firm based in Chicago, Illinois, since 1985, and as a General Partner of Essex Woodlands Health Ventures, L.P. since September 1994. Mr. Currie is a director of Serologicals, Inc. and Ethical Holdings, Ltd.

     Timothy McInerney, R.Ph. Mr. McInerney has served as a Director of the Company since December 1996. Since 1992, Mr. McInerney has been the Equity Sales Manager of Paramount Capital, Inc. where he oversees the overall distribution of Paramount's private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Lodenburn, Thalman & Co., and he held equity sales positions at Bear, Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also has worked in sales and marketing for Bristol-Myers Squibb. He received his B.S. in pharmacy from St. John's University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems.

     David B. McWilliams. Mr. McWilliams has served as a Director of the Company since June 1989, and served as President of the Company from that time until July 1992. Since July 1992, Mr. McWilliams has been the President and a Director of Texas Biotechnology Corporation, a biotechnology company headquartered in Houston, Texas. Before joining the Company, Mr. McWilliams was President and Chief Executive Officer of Kallestad Diagnostics, Inc., an international immuno-diagnostics company. Before that, Mr. McWilliams was President of Harleco Diagnostics and Executive Vice President of E.M. Science, with responsibility for E. Merck's domestic diagnostic business. He also held international general management positions with Abbott Laboratories and was with McKinsey & Co. for four years as a general management consultant. Mr. McWilliams has a Bachelor of Arts degree in chemistry from Washington and Jefferson College and an M.B.A. from the University of Chicago.

     David W. Ortlieb. Mr. Ortlieb has served as a Director of the Company since August 1990. He served as President, Chief Executive Officer and Director of Immunomedics, Inc. from July 1992 to February 1994. He served as President and Chief Executive Officer of Texas Biotechnology Corporation from April 1990 until July 1992 and as a Director from April 1990 to April 1993. Mr. Ortlieb served as President and a Director of the American Optical Corporation, a diversified company principally involved with optics/ophthalmics, from 1987 to 1989. He was President, Chief Executive Officer and a Director of Erbamont N.V., an international pharmaceutical and diagnostic products company, from 1983 to 1985. Mr. Ortlieb was an executive of Abbott Laboratories from 1972 to 1983. Before that, he held various senior management positions with Mead Johnson & Company, a pharmaceutical and nutritional company. Mr. Ortlieb received a B.S. degree from Lawrence University and an M.B.A. and D.B.A. from Indiana University, where he also served on the faculty. He is a member of Indiana University's Academy of Alumni Fellows.

     Allan D. Rudzik, Ph.D. Dr. Rudzik has served as a Director of the Company since 1994. Dr. Rudzik is the retired Corporate Vice President and Chief Scientific Officer of Berlex Laboratories, Inc. From 1993 to 1996, Dr. Rudzik held the positions of Corporate Vice President, President and Chief Scientific Officer of Berlex Laboratories in Richmond, California. From 1991 to 1993 Dr. Rudzik held the same positions at Berlex Laboratories in Cedar Knolls, New Jersey. He served as the Executive Vice President, Research and Development of Berlex Laboratories from 1982 to 1991 and as Chief Scientific Officer from 1989 to 1991. Prior to joining Berlex Laboratories, Dr. Rudzik served in various positions with The Upjohn Company. Dr. Rudzik received a B.S. and M.S. in Pharmacy from the University of Alberta and a Ph.D. in Pharmacology from the University of Wisconsin.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTORS' MEETINGS AND COMPENSATION

     The Company's operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1996, the Board of Directors convened on four regularly scheduled and one specially scheduled occasions, and took certain additional actions by unanimous written consent in lieu of meetings. Each director attended at least 75% of the meetings held by the Board and any committee of the Board on which he served during his tenure in 1996.

     Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company pays David W. Ortlieb a fee of $1,000 for each Board meeting attended in consideration of his service as a director. The Company reimburses each nonemployee director for travel expenses incurred in connection with attendance at Board meetings. Employee directors are eligible to participate in the Company's 1994 Employee and Consultant Stock Option Plan and Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Incentive Plans"). Nonemployee directors are entitled to participate in the Company's 1993 Non-employee Director Stock Option Plan (the "1993 Director Plan"). The 1993 Director Plan entitles each newly-elected nonemployee director to receive an option to purchase 5,000 shares of Common Stock on the date of his election, at an exercise price equal to the market price at the close of business on the date of grant. In addition, the 1993 Director Plan grants each existing nonemployee director an option to purchase 2,500 shares of Common Stock on each occasion that such director is re-elected. In 1996, the Company granted options to acquire an aggregate of 12,500 shares of Common Stock to nonemployee directors under the 1993 Director Plan.
If Proposal Number 2 is approved by the Company's stockholders at the Annual Meeting, the Company will not issue further options under the 1993 Director Plan, and nonemployee directors will be entitled to receive grants of options under the 1996 Director Plan (as hereinafter defined). Under the 1996 Director Plan, (i) each nonemployee director who is first elected to the Board is entitled to receive an option to purchase 25,000 shares of Common Stock on the date on which he first becomes a nonemployee director, and (ii) each nonemployee director in office on the date of the Company's annual meeting of stockholders will receive an option to purchase 2,500 shares of Common Stock effective on
such date.   Each nonemployee director in office on the date of the adoption of the 1996 Director Plan was granted an option to purchase 25,000 shares of Common Stock on such date, subject to the approval of the 1996 Director Plan by the Company's stockholders.

BOARD COMMITTEES

     Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Board of Directors has appointed four committees: the Executive Committee, the Option Committee, the Compensation
Committee and the Audit Committee.   The Board of Directors does not have a
Nominating Committee. The Executive Committee, currently comprised of Messrs. Sutter and Podolski, is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee met formally on one occasion in 1996 and informally on several other occasions. The Option Committee selects the employees to whom stock options are to be granted and determines the conditions covered by each option. The Option Committee, currently comprised of Messrs. Blasnik, Currie and McInerney, convened on three occasions in 1996. The Compensation Committee, currently comprised of Messrs. Blasnik, Currie and McInerney, reviews and recommends to the Board of Directors the amount of compensation to be paid to all employees. The Compensation Committee convened on one occasion in 1996, and took certain additional actions by unanimous written consent in lieu of meetings. The Audit Committee, currently comprised of Messrs. McWilliams, Ortlieb and Rudzik, provides assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, recommends to the Board of Directors the engagement by the Company of its independent public accountants, approves services performed by the Company's independent public accountants, including fee arrangements and the range of audit and non-audit services, maintains a direct line of communication between the Board of Directors and the Company's independent public accountants and performs such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of The Nasdaq Stock Market, Inc. The Audit Committee convened on one occasion in 1996.

                              PROPOSAL NUMBER 2:
                         APPROVAL OF THE ZONAGEN, INC.
                 1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

GENERAL

     On December 17, 1996, the Executive Committee adopted the Zonagen, Inc. 1996 Nonemployee Directors' Stock Option Plan (the "1996 Director Plan"), which was subsequently ratified by the Board of Directors on April 29, 1997, subject to approval by the Company's stockholders. The purpose of the 1996 Director Plan is to promote the interests of the Company by aiding the Company in attracting and retaining qualified nonemployee directors and to further align the interests of such directors with those of stockholders through stock options. A copy of the 1996 Director Plan is included as Exhibit A to this Proxy Statement and the following summary is qualified in its entirety by reference to the complete text of Exhibit A.

     Nonemployee directors currently are entitled to receive grants of options pursuant to the 1993 Director Plan. The 1993 Director Plan entitles each newly-elected nonemployee director to receive an option to purchase 5,000 shares of Common Stock on the date of his election, at an exercise price equal to the market price at the close of business on the date of grant. In addition, the 1993 Director Plan grants each existing nonemployee director an option to purchase 2,500 shares of Common Stock on each occasion that such director is re-elected. If the 1996 Director Plan is approved by the Company's stockholders at the Annual Meeting, the Company will no longer issue options under the 1993 Director Plan, and nonemployee directors will be entitled to receive grants of options under the 1996 Director Plan. Under the 1996 Director Plan, (i) each nonemployee director who is first elected to the Board is entitled to receive an option to purchase 25,000 shares of Common Stock on the date on which he first becomes a nonemployee director, and (ii) each nonemployee director in office on the date of the Company's annual meeting of stockholders will receive an option
to purchase 2,500 shares of Common Stock effective on such date.   Each
nonemployee director in office on the date of the adoption of the 1996 Director Plan was granted an option to purchase 25,000 shares of Common Stock on such date, subject to the approval of the 1996 Director Plan by the Company's stockholders.

SUMMARY OF THE 1996 DIRECTOR PLAN

     The 1996 Director Plan is a "formula" plan for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, pursuant to which options for shares of Common Stock are automatically granted to certain eligible nonemployee directors of the Company as of specified dates. No person exercises any discretion with respect to persons eligible to receive formula grants of options under the 1996 Director Plan or the amount of formula grants thereunder.

     Eligibility. Persons who are nonemployee directors of the Company are eligible to participate in the 1996 Director Plan. The Company presently has seven such directors. Options granted under the 1996 Director Plan are transferable only at the death of a nonemployee director. The 1996 Director Plan sets forth various restrictions upon the exercise of options following the date on which a nonemployee director ceases to be a director.

     Shares Subject to 1996 Director Plan. The maximum number of shares of Common Stock in respect of which options may be granted under the 1996 Director Plan as currently in effect is 400,000, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

     Option Period. Options granted to nonemployee directors under the 1996 Director Plan have a term of ten years from the date of grant.

     Amendment. The Board in its discretion may terminate the 1996 Director Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the 1996 Director Plan or any part thereof from time to time; provided that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee and provided, further, that the

Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the 1996 Director Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 1996 Director Plan, change the class of individuals eligible to receive options under the 1996 Director Plan or extend the term of the 1996 Director Plan, without the approval of the stockholders of the Company.

     Non-Qualified Options. Options issued under the 1996 Director Plan constitute non-qualified stock options.

     Automatic Grant of Options.   In general, if the stockholders approve the
1996 Director Plan at the Annual Meeting (i) each nonemployee director who is first elected to the Board is entitled to receive an option to purchase 25,000 shares of Common Stock on the date on which he first becomes a nonemployee director (an "Initial Grant"), and (ii) each nonemployee director in office on the date of the Company's annual meeting of stockholders will receive an option to purchase 2,500 shares of Common Stock effective on such date (an "Annual Grant"). In addition, each nonemployee director in office on the date of the adoption of the 1996 Director Plan received an Initial Grant of an option to purchase 25,000 shares of Common Stock on such date, subject to the approval of the 1996 Director Option Plan by the Company's stockholders. The amounts of all such option grants are subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

     Exercisability. Options granted pursuant to an Initial Grant under the 1996 Director Plan vest in five equal annual installments following the date of grant. Options granted pursuant to an Annual Grant under the 1996 Director Plan vest in 12 equal monthly installments following the date of grant.

     Change in Capital Structure. Upon a change in the Company's capital structure as a result of a stock split, dividend or recapitalization, the number of shares subject to outstanding options and reserved under the 1996 Director Plan and the exercise price of outstanding options shall be appropriately adjusted to reflect the number and class of shares that would have been issuable if such shares had been outstanding immediately prior to such event. Upon the merger, liquidation or sale of substantially all of the assets of the Company, or the purchase of 50% or more of the Company's outstanding Common Stock, then effective as of the earlier of (i) the date of approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (ii) the date of such event, these options shall be exercisable in full.

     Option Exercise Price. The exercise price of options granted automatically under the 1996 Director Plan is 100% of the fair market value of the Common Stock on the date of grant. The "fair market value" of a share of Common Stock means, on any given date, the last sales price of the Common Stock on the Nasdaq Stock Market or, if the Common Stock is listed on a national securities exchange, as reported on the stock exchange composite tape on that date.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 DIRECTOR PLAN

     General. A nonemployee director will not recognize any taxable income at the time an option is granted. Ordinary income will be recognized by a nonemployee director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock received over the option price for such shares. However, if other shares of Common Stock have been purchased by a nonemployee director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Securities and Exchange Act of 1934, as amended
(the " Exchange Act").   If applicable, one effect of any such postponement
would be to measure the amount of the nonemployee director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). The nonemployee director will generally recognize a capital gain or loss upon a subsequent sale of the shares of Common Stock.

     Deductibility. Upon a nonemployee director's exercise of an option granted under the 1996 Director Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the nonemployee director.

OPTION GRANTS UNDER 1996 DIRECTOR PLAN

     The following table sets forth the number of shares of Common Stock subject to, and the exercise prices of, options granted under the 1996 Director Plan subject to stockholder approval of the 1996 Director Plan at the Annual Meeting.

                               NEW PLAN BENEFITS


                                               Number of      Exercise Price
                  Name                    Options Granted(1)    Per Share
----------------------------------------  ------------------  --------------
Martin P. Sutter                                     25,000            $8.38
David B. McWilliams                                  25,000             8.38
Steven Blasnik                                       25,000             8.38
David W. Ortlieb                                     25,000             8.38
Allan D. Rudzik                                      25,000             8.38
Timothy McInerney                                    25,000             8.38
James L. Currie                                      25,000             8.38
                                                                        8.38
Nonemployee directors as a group                    175,000             8.38
 (7 persons)

---------------

(1) Represents options to purchase 175,000 shares of Common Stock granted to all nonemployee directors on December 17, 1996 at an exercise price of $8.38 per share, which exercise price was equal to the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock on April 29, 1997 was $15.75 per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ZONAGEN, INC. 1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN.


                              PROPOSAL NUMBER 3:
          RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 1997, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

     REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation and Option Committees of the Board of Directors of the Company currently consist of Steven Blasnik, James L. Currie and Timothy McInerney, none of whom are officers or employees of the Company. The Compensation Committee is responsible for evaluating the performance of management and determining the compensation for certain executive officers of the Company, and the Option Committee is responsible for administering the Company's Incentive Plans under which grants may be made to employees of the Company. The Compensation Committee (the "Committee") has furnished the following report on executive compensation for 1996:

     Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the individual's or the Company's achievement of certain goals or milestones and
(iii) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industries with market capitalizations similar to that of the Company. Such competitive group does not necessarily include the companies comprising the indexes reflected in the performance graph in this Proxy Statement. Because the Company is still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management the Committee takes into consideration such factors as the Company's achieving specified milestones or goals in its clinical development programs.
In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability. For 1996, the Committee included in its evaluation the significant progress made by the Company, including the continuing advancement of the Company's clinical development of its products.

     Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific, and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and are not necessarily among the companies comprising the Industry or Broad Market Indexes reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1996 were comparable to the Company's peer group companies.

     In addition to each executive officer's base compensation, the Committee may award cash bonuses and the Option Committee may grant awards under the Company's Incentive Plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

     All employees of the Company, including its executive officers, are eligible to receive long-term stock based incentive awards under the Company's Incentive Plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Incentive Plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options, if any, currently held by the officer, the vesting schedules of any such options and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

     The annual base salary of Joseph S. Podolski, the President and Chief Executive Officer of the Company, was initially set at $132,504 pursuant to an employment agreement effective January 1993, which base salary was subsequently increased in 1994 and 1995. Mr. Podolski's annual base salary for 1996 was $150,000, unchanged from 1995. Mr. Podolski did not receive a bonus in 1996. Mr. Podolski received options to purchase 100,000 shares of Common Stock in 1996.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

     The foregoing report is given by the following members of the Compensation
Committee:

                                 Steven Blasnik
                                James L. Currie
                               Timothy McInerney

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.


    Name                     Age               Position
    ----                     ---               --------
Joseph S. Podolski            49  President, Chief Executive Officer and
                                  Director
Louis Ploth, Jr.              43  Vice President of Business Development and
                                  Chief Financial Officer
Tommy L. Lee                  46  Vice President of Corporate Development

     Information regarding the business experience of Mr. Podolski is set forth above under the heading "Nominees for Election as Directors."

     Louis Ploth, Jr. Mr. Ploth has served as the Company's Vice President of Business Development and Chief Financial Officer since October 1993. From February 1991 to April 1993, Mr. Ploth served as the Chief Financial Officer of Unisyn Technologies and served as its Vice President of Finance and Administration from July 1992 to April 1993. Mr. Ploth served as the Corporate Controller of Synbiotics Corporation (a biotechnology company) from January 1986 to February 1991. Mr. Ploth has a B.S. degree from Montclair State College.

     Tommy L. Lee. Mr. Lee joined the Company in February 1996 as Vice President of Corporate Development. Mr. Lee also serves as the general manager of Fertility Technologies, Inc. From 1994 to January 1995, Mr. Lee served as Vice President of Marketing of Positron Corporation. Mr. Lee served as Vice President of Marketing of Optex Biomedical, Inc. from 1989 to 1994. During 1988, Mr. Lee held the position of Director of Corporate Accounts with Kardiother, Inc. Mr. Lee has also held various sales and marketing positions with Mallinckrodt, Inc. and with A. H. Robbins Pharmaceutical Company. Mr. Lee has a B.A. degree from the University of Texas.

COMPENSATION OF EXECUTIVE OFFICERS

    Summary Compensation Table

          The following table provides certain summary information concerning compensation paid or accrued during the last three years to the Company's President and Chief Executive Officer and to each of the other executive officers of the Company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000 (the "Named Executive Officers"):

                                                                                                LONG-TERM
                                                   ANNUAL COMPENSATION                         COMPENSATION
                                         ----------------------------------------  --------------------------------------
                                                                                    RESTRICTED
                                                                                      STOCK                  ALL OTHER
                                                YEAR           SALARY     BONUS       AWARDS     OPTIONS  COMPENSATION(1)
                                         -------------------  ---------  --------  ------------  -------  ---------------
Joseph S. Podolski..................                    1996   $150,000        --            --  100,000  $   6,000 (2)
President and Chief Executive                           1995   $150,000   $35,000            --  100,000     16,000 (2)
Officer                                                 1994   $149,271   $26,236            --   10,000  $      --
Tommy L. Lee........................                    1996   $105,420        --            --   25,000  $      --
Vice President of
Corporate Development

--------------------

(1) During the periods indicated, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

(2) Represents car allowance.

    Option Grants in 1996

     The following table provides certain information with respect to options granted to the President and Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 1996 under the Company's Incentive Plans:


                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                  Individual Grants                       Price Appreciation for Option Term (1)
                             -----------------------------------------------------------  -----------------------------------------
                                           Percent of
                                              Total
                                             Options                Market
                                           Granted to              Price on
                               Options    Employees in  Exercise   Date of     Expiration
Name                           Granted     Fiscal Year   Price      Grant         Date           0%           5%           10%
----                         ------------  -----------  --------   --------    ----------      -------     --------     ----------

Joseph S. Podolski                100,000           48%     $8.38    $ 8.38    12/17/2006           --     $527,014     $1,335,556
Tommy L. Lee                       25,000           12%     $7.30    $10.75     1/15/2006      $86,250     $255,265     $  514,568

--------------------
(1) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

  Option Exercises and Holdings

  The following table sets forth information concerning option exercises and the value of unexercised options held by the executive officers of the Company named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1996
                     AND OPTION VALUES AT DECEMBER 31, 1996

                                                        Number of Securities               Value of Unexercised
                                                       Underlying Unexercised                  in-the-money
                                                          Options Held at                    Options Held at
                         Shares                        December 31, 1996 (#)             December 31, 1996(1) ($)
                      Acquired on      Value      --------------------------------    ------------------------------
        Name          Exercise (#)  Realized ($)  Exercisable        Unexercisable    Exercisable      Unexercisable
        ----          ------------  ------------  --------------------------------    ------------------------------
Joseph S. Podolski        --            --           96,858              169,412        611,357            342,906
Tommy L. Lee              --            --               --               25,000             --             51,875

-----------------
(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 1996 was $9.38, based on the closing sales price on the Nasdaq Small-Cap Market on December 31, 1996.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Messrs. Podolski, Ploth and Lee which provide for current annual salaries of $200,000, $98,000 and $110,000, respectively. The agreements provide that the Company will pay Messrs. Podolski, Ploth and Lee an annual incentive bonus as may be approved by the Board of Directors and that Messrs. Podolski, Ploth and Lee are entitled to participate in all employee benefit plans sponsored by the Company. Mr. Podolski's employment agreement provides for a primary term expiring in January 1998, with automatic annual renewals unless terminated by either party. If terminated for reasons other than cause, Mr. Podolski is entitled to receive his annual base salary and certain employment benefits for one year following termination. The employment agreements for Messrs. Ploth and Lee expire in September 1997 and January 1998, respectively, with automatic annual renewals unless otherwise terminated by either party. If terminated for reasons other than cause, Messrs. Ploth and Lee are entitled to salary and certain employment benefits for six months following termination.

PERFORMANCE GRAPH

  The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Composite Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the period from March 25, 1993 (the date on which the Company's Common Stock was registered under Section 12(g) of the Exchange Act), to December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at March 25, 1993 and that all dividends were reinvested.


                        COMPARISON OF CUMULATIVE RETURN
                              AMONG ZONAGEN, INC.,
                      NASDAQ COMBINED COMPOSITE INDEX AND
                     NASDAQ PHARMACEUTICAL COMPANIES INDEX


                             [GRAPH APPEARS HERE]




----------------------------------------------------------------------------------------
                                         3/25/93  12/31/93  12/30/94  12/29/95  12/31/96
----------------------------------------------------------------------------------------
Zonagen, Inc.                                100    172.71    131.80    197.71    170.44
----------------------------------------------------------------------------------------
Nasdaq Combined Composite Index              100    114.29    111.72    158.00    194.33
----------------------------------------------------------------------------------------
Nasdaq Pharmaceutical Companies Index        100    128.09     96.40    176.36    176.90
----------------------------------------------------------------------------------------


     The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Blasnik, Currie and McInerney. Mr. Currie is a General Partner of Essex Woodlands Health Ventures, L.P., a venture capital firm which purchased 200,000 shares of Preferred Stock from the Company on September 30, 1996 for a cash purchase price of $2.0 million. Mr. McInerney is the Equity Sales Manager of Paramount Capital, Inc., an investment banking firm which acted as the placement agent for the Company's 1996 private placement of preferred stock. In consideration for such services, Paramount received (i) $2.0 million of cash in payment of its placement fees and expense allowance and (ii) a warrant to purchase 169,250 shares of Preferred Stock at an exercise price of $11.00 per share. In addition, the Company entered into a two-year financial advisory agreement with Paramount pursuant to which the Company has agreed to pay Paramount a retainer fee of $4,000 per month and additional fees with respect to certain transactions for which Paramount provides advisory services.

     During fiscal 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                             CERTAIN TRANSACTIONS

     The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested Directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all of the transactions described herein satisfy such criteria.

     In connection with the Company's acquisition of Fertility Technologies, Inc. ("FTI"), currently a wholly-owned subsidiary of the Company, the Company agreed to pay a deferred purchase price and to assume certain obligations to J. Tyler Dean, the former sole shareholder of FTI. On January 31, 1997, the Company issued an aggregate of 324,947 shares of Common Stock to J. Tyler Dean in satisfaction of such obligations.

     On September 30, 1996, Essex Woodlands Health Ventures, L.P. purchased 200,000 shares of Preferred Stock from the Company for a cash purchase price of $2.0 million. Messrs. Sutter and Currie, both directors of the Company, are General Partners of Essex Woodlands Health Ventures, L.P.

     Certain other transactions and relationships are described under "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" and "-- Employment Agreements."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock or Preferred Stock, (ii) each director of the Company, (iii) the Company's chief executive officer and each of the other Named Executive Officers and (iv) all directors and executive officers as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.


                                               Amount and                                Amount and
                                               Nature  of                                 Nature of
                                               Beneficial                                Beneficial
                                              Ownership of          Percentage          Ownership of             Percentage
       Name of Beneficial Owner              Common Stock(1)       of Class (2)      Preferred Stock(1)         of Class (2)
      --------------------------           -------------------     ------------     ---------------------       ------------
Petrus Fund, L.P.                                755,793                10.2%                       --                  --
     12377 Merit Drive, Suite 1700
     Dallas, Texas  75251
The Woodlands Venture Fund, L.P.                 670,080                 9.1%                       --                  --
     2170 Buckthorne Place, Suite 170
     The Woodlands, Texas  77380
Essex Woodlands Health                           301,886 (3)             3.9%                  200,000                22.0%
     Ventures, L.P.
     190 S. LaSalle Street, Suite 2800
     Chicago, Illinois  60603
SBSF Biotechnology Fund, L.P.                    166,037 (4)             2.2%                  110,000 (5)            12.1%
     45 Rockefeller Plaza
     New York, New York  10111
Martin P. Sutter                                 985,468 (6)             12.8%                 200,000 (7)            22.0%
Joseph S. Podolski                               116,059 (8)              1.6%                      --                  --
Steven Blasnik                                   768,293 (9)             10.4%                      --                  --
James L. Currie                                  301,886 (10)             3.9%                 200,000 (11)           22.0%
Tommy L. Lee                                       5,000 (12)              *                        --                  --
Timothy McInerney                                 77,247 (13)             1.0%                  33,460 (14)            3.5%
David B. McWilliams                               39,974 (15)              *                        --                  --
David W. Ortlieb                                  27,342 (16)              *                        --                  --
Allan D. Rudzik                                   10,000 (17)              *                        --                  --
All directors and executive officers           2,047,383 (6)-(17)        25.6%                 233,460 (7)(11)(14)    24.7%
     as a group (10 persons)

--------------------
* Does not exceed one percent.
(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock beneficially owned by such persons.
(2) In accordance with the rules of the Securities and Exchange Commission, each beneficial owner's percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after March 31, 1997.
(3) Represents shares of Common Stock issuable upon conversion of Preferred
    Stock.
(4) Represents shares of Common Stock issuable upon conversion of Preferred Stock. Includes 15,094 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by SBSF Biotechnology Partners, L.P.
(5) Includes 10,000 shares of Preferred Stock held by SBSF Biotechnology Partners, L.P.
(6) Includes (i) 1,002 shares of Common Stock which are held by certain of Mr. Sutter's family members, (ii) 670,080 shares of Common Stock which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with The Woodlands Venture Fund, L.P., (iii) 301,886 shares of Common Stock issuable upon conversion of Preferred Stock held by Essex Woodlands Health Ventures, L.P. which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with Essex Woodlands Health Ventures, L.P., and
    (iv) 12,500 shares of Common Stock issuable upon the exercise of options. Mr. Sutter disclaims beneficial ownership of the shares owned by his family members and those shares owned by The Woodlands Venture Fund, L.P. and Essex Woodlands Health Ventures, L.P.

(7) Represents shares of Preferred Stock which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with Essex Woodlands Health Ventures, L.P. Mr. Sutter disclaims beneficial ownership of such shares.
(8) Includes (i) 200 shares of Common Stock which are held by certain of Mr. Podolski's family members and (ii) 107,559 shares of Common Stock issuable upon the exercise of options. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members.
(9) Includes (i) 755,793 shares of Common Stock which may be deemed to be beneficially owned by Mr. Blasnik by virtue of his affiliation with Petrus Fund, L.P. and (ii) 12,500 shares of Common Stock issuable upon the exercise of options. Mr. Blasnik disclaims beneficial ownership of the shares owned by Petrus Fund, L.P.
(10) Represents shares of Common Stock issuable upon conversion of Preferred Stock held by Essex Woodlands Health Ventures, L.P. which may be deemed to be beneficially owned by Mr. Currie by virtue of his affiliation with Essex Woodlands Health Ventures, L.P. Mr. Currie disclaims beneficial ownership of such shares.
(11) Represents shares of Preferred Stock which may be deemed to be beneficially owned by Mr. Currie by virtue of his affiliation with Essex Woodlands Health Ventures, L.P. Mr. Currie disclaims beneficial ownership of such shares.
(12) Represents shares of Common Stock issuable upon the exercise of options.
(13) Includes (i) 26,742 shares of Common Stock issuable upon the exercise of warrants and (ii) 50,505 shares of Common Stock issuable upon the conversion of shares of Preferred Stock that are issuable upon the exercise of warrants.
(14) Represents shares of Preferred Stock issuable upon the exercise of warrants.
(15) Includes 12,500 shares of Common Stock issuable upon the exercise of options.
(16) Represents shares of Common Stock issuable upon the exercise of options.
(17) Represents shares of Common Stock issuable upon the exercise of options.

                         COMPLIANCE WITH SECTION 16(A)

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

  To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner, with the exception of two late filings on Form 3 by James L. Currie and Timothy McInerney in connection with their respective elections to the Company's Board of Directors.

                           PROPOSAL OF STOCKHOLDERS

  Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than January 10, 1998 if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO SECRETARY, ZONAGEN, INC., 2408 TIMBERLOCH PLACE, SUITE B-4, THE WOODLANDS, TEXAS 77380.

                              By Order of the Board of Directors


                              Louis Ploth, Jr.
                              Secretary

May 12, 1997
The Woodlands, Texas

                                                                       EXHIBIT A

                                 ZONAGEN, INC.
                 1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             I. PURPOSE OF THE PLAN

  The ZONAGEN, INC. 1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan") is intended to promote the interests of ZONAGEN, INC., a Delaware corporation (the "Company"), and its stockholders by helping to award and retain highly-qualified independent directors and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not employees or consultants of the Company or any of its subsidiaries ("Nonemployee Directors") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan shall be options which do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended.

                             II.  OPTION AGREEMENTS

  Each Option shall be evidenced by a written agreement in the form attached to the Plan.

                         III.  ELIGIBILITY OF OPTIONEE

  Options may be granted only to individuals who are Nonemployee Directors of the Company. Each Nonemployee Director who is in office on the effective date of this Plan shall receive, on such date, an Option exercisable for 25,000 shares of Stock. Each nonemployee Director who is elected to the Board of Directors of the Company (the "Board") for the first time after the effective date of the Plan shall receive, as of the date of his or her election and without the exercise of the discretion of any person or persons, an Option exercisable for 25,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to
Options then outstanding).   As of the date of the annual meeting of the
stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VI hereof, each Nonemployee Director then in office who is not then entitled to receive an Option pursuant to the preceding sentence shall receive, without the exercise of the discretion of any person or persons, an Option exercisable for 2,500 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, each Nonemployee Director shall receive an Option for his or her pro-rata share of the total number of shares of Stock then available under the Plan. All Options granted under the Plan shall be at the Option price set forth in Paragraph V hereof and shall be subject to adjustment as provided in Paragraph VII hereof.

                        IV.  SHARES SUBJECT TO THE PLAN

  The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 400,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock acquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

                                V.  OPTION PRICE

  The purchase price of Stock issued under each Option shall be the fair market value of Stock subject to the Option as of the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the last sales price of the Stock (i) reported by the Nasdaq Stock Market on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

                               VI.  TERM OF PLAN

  The Plan shall be effective on the date the Plan is approved the Board, provided that the Plan shall be subject to approval by the stockholders of the Company at the first annual meeting of the Company's stockholders following the effective date of the Plan. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VIII, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date the Plan is approved by the Board.

                    VII.  RECAPITALIZATION OR REORGANIZATION

  A. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

  B. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

  C. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option.

  D. Any adjustment provided for in Subparagraph (B) or (C) above shall be subject to any required stockholder action.

  E. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                  VIII.  AMENDMENT OR TERMINATION OF THE PLAN

  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                              IX.  SECURITIES LAWS

  A. The Company shall not be obligated to issue any Stock pursuant to any Options granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

  B. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the 1934 Act. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

                 NONEMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT
                                (INITIAL GRANT)

     AGREEMENT made as of the _____ day of __________, 19_____, between ZONAGEN, INC., a Delaware corporation (the "Company"), and ____________________ ("Director").

     To carry out the purposes of the ZONAGEN, INC. 1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan"), by affording Director the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby irrevocably grants the Director the right and option ("Option") to purchase all or any part of an aggregate of _______ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $________ per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

     3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive offices addressed to the attention of Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the first day of the calendar month coincident with or next following the date of grant hereof to the date of such exercise, in accordance with the following schedule:


                                             Percentage of Shares
         Number of Full Years                That May Be Purchased

Less than 1 year.................................    0.00%

1 year but less than 2 years.....................    20.00%

2 years but less than 3 years....................    40.00%

3 years but less than 4 years....................    60.00%

4 years but less than 5 years....................    80.00%

5 years or more..................................    100.00%

     Notwithstanding the foregoing, if (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company (each such event is referred to herein as a "Corporate Change"), then effective as of the earlier of (1) the date of approval by the stockholders of the

Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (2) the date of such Corporate Change, this Option shall be exercisable in full.

     This Option and all rights granted hereunder are not transferable by Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and may be exercised during Director's lifetime only by Director or Director's guardian or legal representative. This Option may be exercised only while Director remains a member of the Board of Directors of the Company (the "Board") and will terminate and cease to be exercisable upon Director's termination of membership on the Board, except that:

          (a) If Director's membership on the Board terminates by reason of disability, this Option may be exercised in full by Director (or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

          (b) If Director dies while a member of the Board, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

          (c) If Director's membership on the Board terminates for any reason other than as described in (a) or (b) above, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates.

     This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

     4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Stock renumeration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Director upon such exercise.

     5. STATUS OF STOCK. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

     Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws,
(ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

     6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

     7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

                              ZONAGEN, INC.


                              By:_______________________________________

                              DIRECTOR


                              __________________________________________

                 NONEMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT
                                 (ANNUAL GRANT)

     AGREEMENT made as of the _____ day of __________, 19_____, between ZONAGEN, INC., a Delaware corporation (the "Company"), and ____________________ ("Director").

     To carry out the purposes of the ZONAGEN, INC. 1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan"), by affording Director the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby irrevocably grants the Director the right and option ("Option") to purchase all or any part of an aggregate of _______ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $________ per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

     3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive offices addressed to the attention of Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full calendar months from the first day of the calendar month coincident with or next following the date of grant hereof to the date of such exercise, in accordance with the following schedule:


                                                    Percentage of Shares
Number of Full Calendar Months                      That May Be Purchased

Less than 1 month........................................  0.00%

1 month but less than 2 months...........................  8.33%

2 months but less than 3 months..........................  16.67%

3 months but less than 4 months..........................  25.00%

4 months but less than 5 months..........................  33.33%

5 months but less than 6 months..........................  41.67%

6 months but less than 7 months..........................  50.00%

7 months but less than 8 months..........................  58.33%

8 months but less than 9 months..........................  66.67%

9 months but less than 10 months.........................  75.00%

10 months but less than 11 months........................  83.33%

11 months but less than 12 months........................  91.67%

12 months or more........................................  100.00%


     Notwithstanding the foregoing, if (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company (each such event is referred to herein as a "Corporate Change"), then effective as of the earlier of (1) the date of approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (2) the date of such Corporate Change, this Option shall be exercisable in full.

     This Option and all rights granted hereunder are not transferable by Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and may be exercised during Director's lifetime only by Director or Director's guardian or legal representative. This Option may be exercised only while Director remains a member of the Board of Directors of the Company (the "Board") and will terminate and cease to be exercisable upon Director's termination of membership on the Board, except that:

          (a) If Director's membership on the Board terminates by reason of disability, this Option may be exercised in full by Director (or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

          (b) If Director dies while a member of the Board, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

          (c) If Director's membership on the Board terminates for any reason other than as described in (a) or (b) above, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates.

     This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

     4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Stock renumeration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Director upon such exercise.

     5. STATUS OF STOCK. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

     Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws,
(ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

     6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

     7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

                              ZONAGEN, INC.


                              By:_______________________________________

                              DIRECTOR


                              __________________________________________

                                 ZONAGEN, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            TO BE HELD JUNE 18, 1997

  The undersigned hereby appoints Joseph S. Podolski and Louis Ploth, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock and all of the shares of Series B Preferred Stock of Zonagen, Inc. (the "Company") held of record by the undersigned on May 9, 1997 at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held on Wednesday, June 18, 1997, at 1:00 p.m., local time, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, and any adjournment(s) thereof.

                    (TO BE DATED AND SIGNED ON REVERSE SIDE)


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                                                                                                         FOR       WITHHOLD
                                                                                                                   AUTHORITY
1. To elect eight directors of the Company each to serve until the Company's next Annual Meeting of     [   ]        [   ]
   Stockholders or until their respective successors have been duly elected and qualified;
[INSTRUCTION: To withhold authority is vote for any individual nominee, write such name or names in the space provided below.]

________________________________
                                                                                                Nominees:  Martin P. Sutter

                                                                                                           Joseph S. Podolski

                                                                                                           Steven Blasnik

                                                                                                           James L. Currie

                                                                                                           Timothy McInerney, R.Ph.

                                                                                                           David B. McWilliams

                                                                                                           David W. Ortlieb

                                                                                                           Allan D. Rudzik


                                                                                                       FOR       AGAINST    ABSTAIN
2. To vote upon a proposal to approve the Zonagen, Inc. 1996 Nonemployee Directors' Option Plan;      [   ]       [   ]      [   ]

3. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year
   ending December 31, 1997;and                                                                       [   ]       [   ]      [   ]

4. To act upon such other business as may promptly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on May 9, 1997 will be entitled to notice of and to vote at the Annual
Meeting.

   It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE

MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the Proxy and vote in person.


SIGNATURE ___________________________ DATE _________________  SIGNATURE __________________________ DATE ___________________
                                                                        Signature if held jointly

Note:   Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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